We consent to the incorporation by reference of our report dated January 28, 2000, with respect to the consolidated financial statements and schedules of Old Second Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission in the Registration Statement (Form S-8) pertaining to the Old Second Bancorp, Inc. Employees 401(K) Savings Plan and Trust.



                                               ERNST & YOUNG LLP



June 8, 2000
Chicago, Illinois